Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Form 8-K issued by Dynatronics Corporation, of our report dated December 7, 2016, relating to the financial statements of Bird & Cronin, Inc. for the years ended September 30, 2016 and 2015, and of our report dated September 13, 2017, with respect to the financial statements of Bird & Cronin, Inc. as of June 30, 2017 and 2016 and for the nine months then ended.

/s/ CUMMINGS, KEEGAN & CO., P.L.L.P.

October 6, 2017
St. Louis Park, Minnesota